Exhibit 10.18

Description of Certain Informal Amendments to Convertible Notes 3 and 4

On June 28, 2018, Vast and AgCentral agreed to extend the maturity date of Convertible Notes 3 and 4 from June 30, 2018 to December 31, 2018.

On August 21, 2018, Vast and AgCentral agreed to extend the maturity date of Convertible Notes 3 and 4 from December 31, 2018 to July 31, 2019.

On August 28, 2018, Vast and AgCentral agreed to extend the maturity date of Convertible Notes 3 and 4 from July 31, 2019 to September 30, 2019.

On June 13, 2019, Vast and AgCentral agreed to extend the maturity date of Convertible Notes 3 and 4 from September 30, 2019 to October 31, 2020.